UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2013

South Jersey Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One South Jersey Plaza, Folsom, NJ 08037
(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13(3)-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control Agreements

As previously disclosed, South Jersey Industries, Inc. (“SJI”), was a party to one-year employment agreements, dated as of January 1, 2012, with certain officers of SJI, including each of Edward J. Graham, Chairman, President and Chief Executive Officer, Jeffrey E. DuBois, Senior Vice President, David A. Kindlick, Senior Vice President and Chief Financial Officer, Michael J. Renna, Senior Vice President, and Kevin D. Patrick, Vice President (the “Named Executive Officers”).  Each of such employment agreements expired by its terms on December 31, 2012.

On January 18, 2013, SJI approved new officer change in control agreements for each of the Named Executive Officers, effective January 1, 2013.  The new officer change in control agreements replace the employment agreements that expired by their terms on December 31, 2012.  Each of the new officer change in control in control agreements is for a three-year period commencing January 1, 2012 and ending on December 31, 2015, subject to automatic renewal for a period of one year from the date of any “change in control.”

Under the change in control agreements, if the officer’s employment is terminated (other than for specified events of “cause”) during the term of the agreement by the Company, or by the officer for specified events of “good reason,” following a “change in control,” or within three months prior to a change in control and it is reasonably demonstrated by the officer that the termination was in connection with or anticipation of a change in control, the officer will be entitled to receive severance benefits equal to two times (or three times in the case of the chief executive officer) the sum of (i) the officer’s base salary as of the termination date and (ii) the officer’s average annual cash bonus for the three fiscal years immediately preceding the date of termination.  The officer will also be entitled to reimbursement of monthly COBRA premium costs relating to continued medical insurance coverage under the Company’s group medical plan for a period of two years (or three years  in the case of the chief executive officer), less the amount that the officer would have been required to contribute for such coverage under the Company’s group medical plan if the officer had remained an active participant, provided the officer is eligible for and timely elects COBRA continuation coverage.   In addition, any of the officer’s outstanding equity awards that vest over time will automatically accelerate and become exercisable as of the date of termination.

The change in control agreements define “good reason” to include: (i) the assignment to the officer, without the officer’s consent, of duties inconsistent with the officer’s position, duties, responsibilities, titles, or offices with SJI or its subsidiaries South Jersey Gas Company, South Jersey Energy Solutions, LLC and SJI Services, LLC (individually a “Company” and collectively, the “Companies”) immediately prior to the change in control, or any removal of the officer from or failure to re-elect the officer to any such positions (other than a failure to re-elect the officer to the board of directors of the Companies by stockholders); (ii) a material reduction in the officer’s base salary, other than in connection with an across-the-board, proportional reduction in annual base salary affecting all similarly-situated executives of the Companies; (iii) a failure to provide health, welfare, and fringe benefits substantially comparable in the aggregate to the benefits received by the officer immediately prior to the change in control, or the taking of any action that would reduce the officer’s target opportunity under any annual bonus program; or (iv) a relocation of either the Companies’ headquarters or the officer’s relocation farther than fifty miles.  For an event to constitute “good reason,” the officer must object in writing within 90 days of notification of termination of employment or the occurrence of the event constituting “good reason” and the event of occurrence must remain uncured after 30 days from the written objection.

The change in control agreements define “change in control” to include:  (i) a merger or consolidation of the Company where shareholders of SHI immediately prior to the transaction would not continue to own shares entitling them to more than 50% of the votes which all shareholders of the surviving corporation would be entitled to cast in the election of directors; (ii) a sale or other disposition of all or substantially all of the assets of SJI; (iii) the election of directors of SJI such that a majority of the members of the board of directors of SJI will have been members of the board for less than two years (unless a director stands for election as a management nominee and is elected by shareholders); or (iv) any person becomes the beneficial owner of 30% or more of the voting power of SJI’s then outstanding voting securities.

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The change in control agreements contain other customary provisions relating to noncompetition and protection of confidential information following termination of employment.

The foregoing description is qualified by reference to the form of Officer Change in Control Agreement attached hereto as Exhibit 10.1 and the related Schedule of Officer Change in Control Agreements attached hereto as Exhibit 10.2.

Adoption of Officer Severance Plan

On January 18, 2013, SJI adopted a new Officer Severance Plan (the “Plan”), effective January 1, 2013.  Participants in the Plan are designated by the compensation committee of the board of directors and include the Named Executive Officers.  A participant in the Plan may be removed from participation by a vote of the compensation committee.

A participant in the Plan will be entitled to benefits under the Plan if (i) the participant’s employment is involuntarily terminated by the Company (other than for specified events of “cause”) or the by the participant for “good reason,”  (ii) the participant is not entitled to severance benefits in connection with such employment termination under any individual agreement entered into with Company or any severance or change in control plan, program or policy, and (iii) the participant delivers a release of any claims against the Company.  For purposes of the Plan, “good reason” is defined in the same manner as good reason for purposes of the officer change in control agreements described above.  For an event to constitute “good reason,” the participant must object in writing within 90 days of notification of termination of employment or the occurrence of the event constituting “good reason” and the event of occurrence must remain uncured after 30 days from the written objection.

A participant entitled to benefits under the Plan will receive a lump-sum cash payment equal to one times the participant’s annual base salary.  The participant will also be entitled to reimbursement of monthly COBRA premium costs relating to continued medical insurance coverage under the Companies’ group medical plan for a period of one year (less the amount that the participant would have been required to contribute for such coverage under the Companies’ group medical plan if the participant had remained an active participant), provided the participant is eligible for and timely elects COBRA continuation coverage.   In addition, any of the participant’s outstanding equity awards that vest over time will automatically accelerate and become exercisable as of the date of termination.

The foregoing description is qualified by reference to the Plan, a copy of which is attached hereto as Exhibit 10.3.

Exhibit No.	Description

10.1	Form of Officer Change in Control Agreements.

10.2	Schedule of Officer Change in Control Agreements.

10.3	South Jersey Industries, Inc. Officer Severance Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTH JERSEY INDUSTRIES

Date: January 25, 2013	By: /s/ Gina Merritt-Epps
Gina Merritt-Epps, Esq.
General Counsel & Corporate Secretary

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